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                                                                                                   This Prospectus Supplement is
                                                                                                   filed pursuant to Rule 424(b)(2)
                                                                                                   under Registration Statement
                                                                                                   Nos. 333-46527 and 333-46527-01

PROSPECTUS SUPPLEMENT dated                                                                        Pricing Supplement No. 6
January 27, 1999 to PROSPECTUS
dated February 26, 1998.                                                                           Cusip No. 88168L DM5


                                                   TEXACO CAPITAL INC.
                                                       SERIES 1998
                                                    MEDIUM-TERM NOTES
                                                      Guaranteed by
                                                       Texaco Inc.

                                     Notes Due More Than 9 Months From Date of Issue


                                                                    <C
Principal Amount:               $25,000,000.00                      Maturity Date:            February 11, 2004
Specified Currency:             U.S. Dollar                         Extendible:               No
Fixed Rate Note:                Yes                                 Final Maturity Date:      N/A
     Interest Rate:             5.50%                               Issue Price:              100.000%
                                                                    Record Dates:             January 27 and July 27
                                                                    Interest Payment Dates:   February 11 and August 11
                                                                    Original Issue Date:      February 11, 1999
                                                                    Book-Entry Note:          Yes
                                                                    Certificated Note:        No
Denominations:                  Minimum denominations of $1,000     Redemption Provisions:    The Note may not be redeemed
                                or any larger amount that is an                               before 2/11/00. On or after that date,
                                integral multiple of $1,000                                   the Note may be redeemed, in whole,
                                                                                              at par, semi-annually on the 11th of
Zero-Coupon Note:               No                                                            every August and February,
                                                                                              at the option of Texaco Capital
Floating Rate Note:             No                                                            Inc. on not less than 30 days nor more
  Base Rate:                    N/A                                                           than 60 days notice, at 100% of its
  - CD Rate:                    N/A                                                           principal amount, together with
  - Commercial Paper Rate:      N/A                                                           accrued interest to the date fixed
  - Federal Funds Rate:         N/A                                                           for redemption.
  - LIBOR:                      N/A
  - Treasury Rate:              N/A
                                                                    Repayment Provisions:     No
  - Other:                      N/A                                 Currency Indexed Note:    No
  Initial Interest Rate:        N/A                                 - Denominated Currency:   N/A
  Interest Reset Period:        N/A                                 - Indexed Currency:       N/A
  Interest Reset Dates:         N/A                                 - Face Amount:            N/A
  Interest Determination Dates: N/A                                 - Base Exchange Rate:     N/A
  Interest Payment Period:      N/A                                 - Calculation Agent:      N/A
  Interest Payment Dates:       N/A                                 - Reference Dealer:       N/A
  Index Maturity:               N/A                                 Commodity Indexed Notes:  No
  Maximum Interest Rate:        N/A                                 Other Terms:              No
  Minimum Interest Rate:        N/A
  Spread:                       N/A
  Spread Multiplier:            N/A
  Issuer Able to Change Spread
    or Spread Multiplier:       N/A

                                                                   Salomon Smith Barney
                                                                   --------------------
                                                                   Name of Agent
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